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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2001

eRoomSystem Technologies, Inc.
(Exact name of Registrant as specified in charter)

Nevada	000-31037	87-0540713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3770 Howard Hughes Parkway, Suite 175, Las Vegas, Nevada     89109
            (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (800) 316-3070

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

    On March 6, 2001, at a regularly scheduled meeting of the Board of Directors (the "Board") of eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), the Board accepted the resignation of Steven L. Sunyich as Chairman of the Board of the Company. At the same meeting, the Board passed a resolution decreasing the number of directors which constitute the entire Board from six to five, and appointed David S. Harkness as the Chairman of the Board of the Company.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EROOMSYSTEM TECHNOLOGIES, INC. (Registrant)
Date: March 13, 2001	By:	/s/ GREGORY L HRNCIR Gregory L. Hrncir Vice President of Business Development, General Counsel and Secretary

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SIGNATURES